Exhibit 5.1

[Letterhead of Faegre & Benson LLP]

September 18, 2006

Time Warner Telecom Inc.

10475 Park Meadows Drive

Littleton, Colorado 80124

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Time Warner Telecom Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) initially filed on September 1, 2006 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance by the Company of up to 23,400,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated July 27, 2006 by and among the Company, XPD Acquisition, LLC, Xspedius Communications, LLC, Xspedius Management Co., LLC, and Xspedius Holding Corp. and have reviewed such matters of law as we have deemed necessary or appropriate for this opinion, and we advise you that in our opinion:

1.     The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2.     The Shares have been duly and validly authorized by the Company, and when issued and delivered as contemplated in the Merger Agreement will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Information Statement/Prospectus constituting a part of the Registration Statement and to the reference to our firm wherever appearing therein. In giving such consent, we do not hereby admit we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules thereunder.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Douglas R. Wright
Douglas R. Wright

3200 WELLS FARGO CENTER    |    1700 LINCOLN STREET    |    DENVER COLORADO 80203-4532

TELEPHONE 303-607-3500    |    FACSIMILE 303-607-3600    |    WWW.FAEGRE.COM